Exhibit 99.1

Momentive Performance Materials Inc. Announces Preliminary

Second Quarter 2009 Results

ALBANY, N.Y., July 16, 2009 – Momentive Performance Materials Inc. (“Momentive” or the “Company”) today announced preliminary results for the second quarter ended June 28, 2009.

Momentive expects to post second quarter 2009 net sales of approximately $485 million to $495 million, GAAP operating income of approximately $0 to $10 million (which does not reflect the gain on the early extinguishment of debt described below) and Adjusted EBITDA of approximately $58 to $68 million. In the second quarter of 2008, Momentive recorded net sales of approximately $738 million, GAAP operating income of approximately $37 million, and Adjusted EBITDA of approximately $105 million (reflecting pro-forma effects of certain estimated cost savings as described in Momentive’s Form 10-K for the year ended December 31, 2008). Second quarter 2009 results benefited from modest improvements in demand compared to the first quarter and cost reduction efforts but the recession continued to significantly impact year-over-year comparisons. Going forward, sales and EBITDA visibility remains limited.

Momentive expects to be in compliance with all of the terms of the agreements governing its outstanding indebtedness, including the financial covenants, at the end of the second quarter of 2009. Momentive estimates that its total debt, net of cash and cash equivalents, was approximately $2,898 million at the end of the second quarter of 2009, down from $2,913 million at March 29, 2009. This reduction was primarily driven by the early extinguishment of debt in connection with the consummation of Momentive’s debt exchange on June 15, 2009, pursuant to which it issued $200 million in aggregate principal amount of new second-lien notes with an annual interest rate of 12.5% in exchange for approximately $350 million in aggregate principal amount of unsecured notes, with annual interest rates between 9% and 11.5%, largely offset by cash used in operating activities (primarily stemming from Momentive’s semi-annual cash interest payments on its notes) and unfavorable exchange rate fluctuations.

At the end of the second quarter, Momentive had $250 million of outstanding borrowings and approximately $26 million of outstanding letters of credit under its revolving credit facility, leaving unused borrowing capacity of about $24 million, and approximately $316 million of cash and cash equivalents. Momentive also expects to record a one-time gain on a GAAP basis of approximately $142 million in the second quarter as a result of the early extinguishment of debt in connection with the consummation of its debt exchange described above.

Momentive expects to file a more detailed press release regarding its second quarter 2009 results on Form 8-K as well as filing its Form 10-Q for the three months ended June 28, 2009 in early August 2009 with an accompanying investor conference call to follow shortly thereafter.

Financial Measures that Supplement GAAP

EBITDA consists of earnings before interest, taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry and we present EBITDA to enhance your understanding of our operating performance. We use EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Adjusted EBITDA is defined as EBITDA further adjusted for unusual items and other pro forma adjustments permitted in calculating covenant compliance in the credit agreement governing our credit facilities and indentures governing the notes to test the permissibility of certain types of transactions. Adjusted EBITDA corresponds to the definition of “EBITDA” calculated on a “Pro Forma Basis” used in the credit agreement and substantially conforms to the definition of “EBITDA” calculated on a pro forma basis used in the indentures. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facility may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, as included in the calculation of Adjusted EBITDA, the measure allows us to add estimated cost savings and operating synergies related to operational changes ranging from restructuring to acquisitions to dispositions as if such event occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA or Adjusted EBITDA, which are non-GAAP financial measures, as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

Discussions Relating to Revolving Credit Facility

Momentive is presently in discussions with certain lenders under Momentive’s senior secured credit facility to, among other things, amend and/or waive (if necessary) the financial maintenance covenant set forth in Section 6.11 of its Credit Agreement dated December 4, 2006 regarding its Senior Secured Leverage Ratio (as defined therein). No definitive agreement with respect to an amendment or waiver has been reached, and there can be no assurance that such agreement will be reached.

Forward-Looking and Cautionary Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our substantial leverage; limitations in operating our business contained in the documents governing our indebtedness, including the restrictive covenants contained therein; uncertainty regarding our ability to reach a definitive amendment and/or waiver with respect to our revolving credit facility (if necessary); an event of default under our senior secured credit facility; and the recent global financial crisis and economic slowdown. For a more detailed discussion of these and other risk factors, see our Form 10-Q for the quarter ended March 29, 2009. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company

Momentive Performance Materials Inc. is a premier specialty materials company, providing high-technology materials solutions to the silicones, quartz and ceramics markets. The company, as a global leader with worldwide operations, has a robust product portfolio, an enduring tradition of service excellence, and industry-leading research and development capabilities. Momentive Performance Materials Inc. is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.momentive.com.

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Investor Contact:

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com

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